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                                                                      EXHIBIT 14


                       CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the incorporation by reference in this Prospectus/Proxy Statement filed with Form N-14 under the Securities Act of 1933, related to the proposed combination of the Nuveen European Value Fund with the Nuveen NWQ International Value Fund (formerly known as the Nuveen International Growth
Fund), of our report dated August 15, 2002, relating to the financial statements and financial highlights which appears in the June 30, 2002 Annual Report to Shareholders of the Nuveen European Value Fund and our report dated September 16, 2002, relating to the financial statements and financial highlights which appears in the July 31, 2002 Annual Report to Shareholders of Nuveen NWQ International Value Fund. We also consent to the reference to our Firm under the caption "Financial Statements" in such registration statement.



/s/ PricewaterhouseCoopers LLP
Chicago, Illinois
April 10, 2003